STOCK AND WARRANT
SUBSCRIPTION AGREEMENT

THIS STOCK AND WARRANT SUBSCRIPTION AGREEMENT (the “Agreement”) is made as of April 28, 2008 by and between Neurologix, Inc., a Delaware corporation (the “Company”), Corriente Master Fund, L.P. (“Corriente”) and, solely with respect to Article V of the Agreement, General Electric Pension Trust (“GE”).  Capitalized terms used herein, but not otherwise defined, shall have the meanings set forth in that certain Stock and Warrant Subscription Agreement, dated November 19, 2007, by and among the Company and the signatories thereto (the “Original Series D Agreement”).

WITNESSETH:

WHEREAS, the Company desires to issue and sell to Corriente, and Corriente desires to purchase from the Company, the number of shares (the “Additional Purchased Shares”) of Series D Convertible Preferred Stock, par value $0.10 per share, of the Company (the “Series D Preferred Stock”) set forth opposite Corriente’s name on Exhibit A hereto at a price per share of $35.00 (the “Purchase Price”) and warrants (the “Additional Warrants”), substantially in the form of Exhibit C attached hereto (the “Warrant Certificate”), to purchase up to the number of shares of Common Stock set forth on Exhibit A hereto (such number of shares, as adjusted in accordance with the Warrants, the “Additional Warrant Shares”), for the “Total Purchase Price” set forth opposite Corriente’s name on Exhibit A, pursuant to the terms of this Agreement; the Additional Warrant Shares, the Additional Purchased Shares, and the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon conversion of the Additional Purchased Shares, including any shares of Common Stock issued pursuant to Section B(2) of the Certificate of Designations to the Restated Certificate of Incorporation for the Series D Preferred Stock  (the “Conversion Shares”), are referred to herein together as the “Additional Shares”;

WHEREAS, the Company has previously authorized the issuance and sale of the Series D Preferred Stock and warrants pursuant to the terms and conditions of the Original Series D Agreement;

WHEREAS, the Company has previously issued 428,571 shares of Series D Preferred Stock and 3,232,758 Warrants to Corriente and GE pursuant to the terms and conditions set forth in the Original Series D Agreement;

WHEREAS, the Company has obtained all necessary authorizations and consents, including the waiver and consent of GE set forth in Article V hereof, for the issuance and sale of the Additional Purchased Shares and Additional Warrants; and

WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the transactions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE SHARES AND WARRANTS

1.1         Agreement to Sell and Purchase the Additional Purchased Shares and Additional Warrants.  Subject to the terms and conditions of this Agreement, Corriente agrees to purchase at the Closing (as such term is defined in Section 1.2), for the total purchase price set forth opposite Corriente’s name on Exhibit A (reflecting the Total Purchase Price), that number of Additional Purchased Shares and Additional Warrants set forth opposite Corriente’s name on Exhibit A.

1.2         Delivery of the Additional Purchased Shares and Warrants at Closing. Except as set forth in this Section 1.2, the completion of the purchase and sale of the Additional Purchased Shares and Additional Warrants (the “Closing”) shall occur on April 28, 2008 (the “Closing Date”), at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022 at 10:00 AM Eastern time, or at such other time and place as may be mutually agreed upon by the Company and Corriente.  At the Closing, the Company shall deliver the Additional Warrants to Corriente and either:

(i)           deliver to Corriente one or more stock certificates representing the number of Additional Purchased Shares set forth on Exhibit A, each such certificate to be registered in the name of Corriente, or if so indicated on Exhibit A of this Agreement, in the name of a nominee designated by Corriente; or

(ii)           direct its transfer agent to deliver such certificates to Corriente (at the address of Corriente set forth on Exhibit A hereto) or to Corriente’s designated custodian (at such address as is provided to the Company prior to the Closing Date) within three business days after the Closing Date.

(b)           The Company’s obligation to issue the Additional Purchased Shares and Additional Warrants to Corriente shall be subject to the following conditions, any one or more of which may be waived by the Company in writing at any time in its sole discretion:

(i)           the Company shall have received one or more wire transfers of funds to the account designated by the Company in Exhibit D in the full amount of the Purchase Price for all of the Additional Purchased Shares and Additional Warrants being purchased hereunder as set forth on Exhibit A (the “Wire Transfer”); and

(ii)           the representations and warranties of Corriente set forth herein shall be true and correct in all respects as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the undertakings of Corriente set forth herein shall have been satisfied and fulfilled on or prior to the Closing Date as set forth herein.

(c)           Corriente’s obligations to purchase the Additional Purchased Shares and Additional Warrants shall be subject to the following conditions, any one or more of which may be waived by the written consent of Corriente at any time:

(i)           the representations and warranties of the Company set forth herein shall be true and correct as of the Closing Date in all respects (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date);

(ii)           Corriente shall have received a duly executed copy of an amendment (the “RRA Amendment”) to the Registration Rights Agreement, dated as of November 19, 2007 (the “RRA”), among the Company, the holders of the Series C Preferred Stock and the holders of the Series D Preferred Stock, substantially in the form attached as Exhibit E; and

(iii)           Corriente shall have received an opinion of the Company’s counsel substantially in the form attached as Exhibit B hereto and such other documents as shall have been reasonably requested from the Company for the purpose of enabling them to pass upon the issuance and sale of the Additional Purchased Shares and Additional Warrants as contemplated herein, or to evidence the accuracy of any representations and warranties or the satisfaction of any of the conditions or agreements contained herein.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed by the Company in a written Disclosure Schedule provided by the Company to Corriente (the “Additional Disclosure Schedule”), the Company hereby represents, warrants and covenants to Corriente of the Closing Date, as follows:

2.1         Organization.  The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.  The Company has all requisite corporate power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) since January 1, 2006 through the date hereof, including, without limitation, its most recent report on Form 10-KSB (the “Exchange Act Documents”), and is registered or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification, except where the failure to be so authorized, qualified or in good standing would not be reasonably likely to have a Material Adverse Effect (as defined below).  No proceeding to which the Company is a party has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.  The Company has designated the terms of the Series D Preferred Stock by filing the Certificate of Designation to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on November 19, 2007.  The Company also amended the terms of the Series C Convertible Preferred Stock, par value $0.10 per share (the “Series C Preferred Stock”), by filing the Series C Certificate with the Secretary of State of the State of Delaware on November 19, 2007.  The Company is an operating company within the meaning of the Department of Labor Regulation 2510.3-101.  The Company has no subsidiaries as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

For purposes of this Agreement:

(i)           “Person” shall mean an individual, corporation, limited liability company, joint venture, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity that may be treated as a person under applicable law.

(ii)           “Material Adverse Effect” shall mean any material adverse effect, or any development that could reasonably be expected to result in a material adverse effect, on the business or business prospects, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company or on the transactions contemplated hereby or by the Additional Warrants.

(iii)           “Transaction Documents” shall mean this Agreement, the Additional Warrants, the RRA, the RRA Amendment and any ancillary documents relating thereto.

2.2         Due Authorization and Valid Issuance.  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents, and the Transaction Documents have been duly authorized and validly executed and delivered by the Company and constitute the legal, valid and binding agreement of the Company enforceable against the Company in accordance with their respective terms, except (i) as rights to indemnity and contribution which may be limited by state or federal securities laws, or (ii) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The issuance, sale and delivery of the Additional Purchased Shares and the Additional Warrants in accordance with this Agreement, and the issuance of the Conversion Shares issuable upon conversion of the Additional Purchased Shares and the Additional Warrant Shares issuable upon exercise of the Additional Warrants, have been duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company.  The Additional Purchased Shares and Additional Warrants when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the Conversion Shares and the Additional Warrant Shares, when issued pursuant to the terms of the Additional Purchased Shares and the Additional Warrants, will be duly and validly issued, fully paid and non-assessable.

2.3         Non-Contravention. The execution and delivery of the Transaction Documents, the issuance and sale of the Additional Shares under the Transaction Documents, the fulfillment of the terms of the Transaction Documents and the consummation of the transactions contemplated thereby do not and will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) (including any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company) under, (i) any bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties are bound, (ii) the certificate of incorporation, by-laws or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority or the rules of the OTC Bulletin Board (the “OTC BB”) applicable to the Company or its properties (collectively, the “Applicable Law”), except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject, except to the extent that such acceleration would not have a Material Adverse Effect.  No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body or any other person is required for the execution and delivery of the Transaction Documents by the Company, the valid issuance and sale of the Additional Shares to be sold pursuant to the Transaction Documents and the performance by the Company of its other obligations thereunder, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

2.4         Capitalization.  The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.10 per share, of which 650 shares have been designated Series A Preferred Stock 700,000 shares have been designated Series C Preferred Stock and 792,100 shares have been designated Series D Preferred Stock.  As of April 28, 2008, 28,517,372 shares were issued and outstanding, consisting of 27,632,808 shares of Common Stock, 645 shares of Series A Preferred Stock, 291,878 shares of Series C Preferred Stock and 592,041 shares of Series D Preferred Stock.  The Company has not issued any capital stock since the date above other than pursuant to (i) employee benefit plans disclosed in the Exchange Act Documents, or (ii) outstanding warrants, options or other securities disclosed in the Exchange Act Documents.  The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except as set forth in or contemplated by the Exchange Act Documents, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.  Without limiting the foregoing and except as provided herein or as disclosed in the Exchange Act Documents, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Additional Purchased Shares or Additional Warrants or the issuance and sale thereof.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Additional Purchased Shares or the Additional Warrants.  Except as disclosed in the Exchange Act Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

2.5         Legal Proceedings.  There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company is a party or of which the business or property of the Company is subject that is not disclosed in the Exchange Act Documents.

2.6         No Violations.  The Company is not (i) in violation of its certificate of incorporation, by-laws, or other organizational document; (ii) in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; or (iii) in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company is bound, which default, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

2.7         Governmental Permits, Etc.  With the exception of the matters which are dealt with separately in Sections 2.1 (Organization), 2.8 (Intellectual Property),  2.12 (Exchange Act Compliance), and 2.13 (Reporting Status), the Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted and as described in the Exchange Act Documents except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

2.8         Intellectual Property.

(i)           The Company owns or has valid, binding and enforceable licenses or other rights to use the patents and patent applications, copyrights, trademarks, trade names, service marks, service names, and know-how (including trade secrets and other unpatented proprietary intellectual property rights) that are necessary to conduct its business in the manner in which it is presently conducted or contemplated to be conducted, except where the failure to have such ownership, exercise or right to use would not, individually or in the aggregate, have a Material Adverse Effect.

(ii)           Section 2.8(b) of the Additional Disclosure Schedule lists all (i) patents of the Company, (ii) owned patent applications of the Company and (iii) license agreements to use patents or patent applications by the Company.  To the knowledge of the Company, there are no present or threatened infringements of any patents or patent applications owned by the Company or licensed to the Company (the “Company Patents”) by any third party, except, in either case, for such infringements which would not, individually or in the aggregate, have a Material Adverse Effect.  The Company has complied with the required duty of candor and good faith in dealing with the United States Patent and Trademark Office (the “PTO”) with respect to the Company Patents, and, to the Company’s knowledge, all individuals to whom the duty of candor and good faith applies with respect to the Company Patents have complied with such duty, including the duty to disclose to the PTO all information believed to be material to the patentability of the Company Patents.  The Company is not aware of any publication, disclosure, public use, or offer for sale by any of its employees or consultants of subject matter prior to the filing date of any one of the Company Patents that negatively impacts the patentability of any claim of such patent.  There are no legal or governmental proceedings pending relating to Company Patents other than  proceedings in the PTO, or foreign patent office review of pending applications for patents, and, other than PTO (or patent offices in other jurisdictions) review of pending applications for patents, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities.

(iii)           To the Company’s knowledge, there are no pending, nor has there been any notice of any third-party patents or threatened actions, suits, proceedings, claims or allegations by others that the Company, including through use of the Company Patents, is or will be infringing any patent, trade secret, trademark, service mark, copyright or other proprietary intellectual property rights.

(iv)           The Company is not in breach of, and has complied in all respects with all terms of, any of the license agreements under which the Company licenses a patent or patent application that covers technology necessary to conduct or used in the conduct of the Company’s business in the manner in which it is currently conducted; except as would not, individually or in the aggregate, have a Material Adverse Effect.

(v)           The Company is not aware of any obligation of any of its employees under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of the Company or that would conflict with the Company’s business; and to the Company’s knowledge, it is not and will not be necessary to use any inventions, trade secrets or proprietary information of any of its consultants, or its employees (or persons it currently intends to hire) made prior to their employment by the Company, except for technology that is licensed to or owned by the Company.  All employees of the Company have executed and delivered to and in favor of the Company an agreement regarding the protection of confidential and proprietary information and the assignment to the Company of all intellectual property rights arising from the services performed for the Company by such persons.

2.9       Financial Statements; Solvency; Obligations to Related Parties.

(a)           The financial statements of the Company and the related notes contained in the Exchange Act Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company and its subsidiaries except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected to be material in amount except as otherwise described in the Exchange Act Documents.  Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, or in the case of unaudited statements, as may be permitted by the Securities and Exchange Commission (the “SEC”) and except as disclosed in the Exchange Act Documents. The other financial information contained in the Exchange Act Documents has been prepared on a basis consistent with the financial statements of the Company.

(b)           Except as set forth in the Exchange Act Documents, the Company has no knowledge of any facts or circumstances which lead it to believe that it will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intention to so file.

(c)           Except as set forth in any Exchange Act Documents, there are no obligations of the Company to officers, directors, stockholders or employees of the Company other than:

(i)           for payment of salary for services rendered and for bonus payments;

(ii)          reimbursements for reasonable expenses incurred on behalf of the Company;

(iii)         for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company);

(iv)         obligations listed in the Company’s financial statements; and

(v)          under applicable laws.

(d)           Except as described above or in any Exchange Act Documents, (i) none of the officers, directors or, to the best of the Company’s knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company, individually or in the aggregate, in excess of $60,000; and (ii) none of the officers, directors or, to the best of the Company’s knowledge, key employees have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company.  Except as described above or as set forth in the Exchange Act Documents, no officer, director, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person.  Except as set forth in any Exchange Act Documents, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

2.10                   No Material Adverse Change.  Except as disclosed in the Exchange Act Documents, since January 1, 2007, there has not been (i) any material adverse change in the financial condition or results of operations of the Company, (ii) any event affecting the Company which has had or could reasonably be expected to have a Material Adverse Effect, (iii) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business or with respect to the transactions contemplated by the Transaction Documents or (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

2.11                   Disclosure.  The representations and warranties of the Company contained in this Article II as of the date hereof and as of the Closing Date, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Investors will rely on the foregoing representations in purchasing the Additional Purchased Shares and Additional Warrants.

2.12                   Exchange Act Compliance.  The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the OTC BB, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or removal from quotation of the Common Stock from the OTC BB, nor has the Company received any notification that the SEC, the OTC BB or the National Association of Securities Dealers, Inc. (the “NASD”) is contemplating terminating such registration or quotation.

2.13                   Reporting Status.  Since January 1, 2005, the Company has filed or furnished with the SEC in a timely manner all of the documents that the Company was required to file or furnish under the Exchange Act.  As of the date of filing thereof, each Exchange Act Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Exchange Act Document.  None of the Exchange Act Documents, as of the date filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.14                   No Manipulation of Stock.  The Company has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Additional Shares.

2.15                   Company Not an “Investment Company”.  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company is not, and immediately after receipt of payment for the Purchased Shares and Warrants will not be, an “investment company” within the meaning of the Investment Company Act.

2.16                   Embargoed Person.  The Company has no foreign operations and (i) none of the funds or other assets of the Company constitute or shall constitute property of, or shall be beneficially owned, directly or indirectly, by any person with whom U.S. persons are restricted from engaging in financial or other transactions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the investments evidenced by the Additional Purchased Shares or the Additional Warrants are or would be in violation of law; (ii) no Embargoed Person has or shall have any interest of any nature whatsoever in the Company with the result that the investments evidenced by the Additional Purchased Shares and the Additional Warrants are or would be in violation of law; and (iii) none of the funds of the Company are or shall be derived from any unlawful activity with the result that the investments evidenced by the Additional Purchased Shares or the Additional Warrants are or would be in violation of law; provided, that with respect to the covenants contained in this Section 2.16, the Company may assume that Corriente is not an Embargoed Person.  The Company certifies that, to the Company’s knowledge, the Company has not been designated, and is not owned or controlled, by an Embargoed Person.

2.17                   Accountants.  To the Company’s knowledge, J.H. Cohn LLP and BDO Seidman, LLP, which have expressed their opinions with respect to the financial statements included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

2.18                   Contracts.  The contracts filed as exhibits to the Exchange Act Documents are in full force and effect on the date hereof, except as to contracts whose term has expired, and the Company is not in breach of or default under any of such contracts, except as would not have a Material Adverse Effect.  The Company has filed with the SEC all contracts and agreements required to be filed by the Exchange Act.

2.19                   Taxes.  The Company has filed all material federal, state and foreign income and franchise tax returns due to be filed as of the date hereof, taking into account all extensions, and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

2.20                   Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Additional Purchased Shares and the Additional Warrants to be sold to Corriente hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

2.21                   Private Offering.  Assuming the correctness of the representations and warranties of Corriente set forth in Article IV hereof, the offer and sale of the Additional Purchased Shares and the Additional Warrants hereunder, and the issuance of the Additional Warrant Shares pursuant to the Additional Warrants, shall be exempt from registration under the Securities Act.  The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Additional Purchased Shares or the Additional Warrants as contemplated by this Agreement or the Additional Warrant Shares under the Additional Warrants, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Additional Purchased Shares or the Additional Warrants by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act).

2.22                   Controls and Procedures.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. Except as provided in the Exchange Act Documents, the Company maintains a system of internal control over financial reporting (as such term is defined in the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company’s certifying officers are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act) for the Company and they have (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the periods in which the Exchange Act Documents have been prepared; (b) to the extent required by the Exchange Act, evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in the Exchange Act Documents their conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the periods covered by the Exchange Act Documents based on such evaluation; and (c) since the last evaluation date referred to in (b) above, there have been no material changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

2.23                   Real Property Holding Corporation.  Since its date of incorporation, the Company has not been, and as of the Closing Date shall not be, a “United States real property holding corporation,” as defined in Section 897(c)(2) of the Internal Revenue Code of 1986 (the “Code”), and in Section 1.897 2(b) of the Treasury Regulations issued thereunder.  The Company has no current plans or intentions which would cause the Company to become a “United States real property holding corporation,” and the Company has filed with the IRS all statements, if any, with its United States income tax returns which are required under Section 1.897 2(h) of the Treasury Regulations.  The shares of the Company do not derive their value principally from real property, and the property of the Company does not and will not consist principally of real property.

2.24                   Relationship with General Electric Company or its Affiliates.  The Company does not have any equity, creditor or similar relationship (including, without limitation, any investment in (or right to acquire an investment in), or any debtor, revolving credit, leasing or creditor relationship, but excluding any vendor or vendee relationship, with General Electric Company or any subsidiary or affiliate thereof, other than Palisade or any of its affiliates.  The Company is not a party-in-interest, as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with respect to General Electric Pension Trust.

2.25                   Clinical Trials.  The preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Exchange Act Documents, were and, if still pending, are being conducted in all material respects in accordance with protocols filed with the appropriate regulatory authorities for each such test or trial, as the case may be.  The description of the results of such tests and trials contained in the Exchange Act Documents are accurate and complete in all material respects, and the Company has no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Exchange Act Documents.  The Company has not received any notices or other correspondence from the United States Food and Drug Administration (the “FDA”) or from any other U.S. or foreign government agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Exchange Act Documents, and the Company has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the FDA.

ARTICLE III

AFFIRMATIVE COVENANTS OF THE COMPANY

3.1           Applicable Covenants - - Original Series D Agreement.  The Company and Corriente acknowledge and affirm that the covenants contained in Sections 3.1, 3.2, 3.3, 3.8 and 3.14 of the Original Series D Agreement are applicable to the Additional Shares being acquired hereunder.

3.2           Incorporated Covenants - - Original Series D Agreement.  The Company hereby reaffirms and makes the covenants contained in Sections 3.4 through and including 3.13 and contained in Section 3.15 as if such covenants were fully set forth herein, all of which covenants are applicable to the Additional Shares and all of which are incorporated by reference herein.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF CORRIENTE

Corriente, represents and warrants to, and covenants with, the Company that:

4.1         Due Authorization.  Corriente has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Corriente and this Agreement has been duly executed and delivered and constitutes the valid and binding obligation of Corriente enforceable in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such considered in a proceeding in equity or at law).

4.2         Purchase Entirely for Own Account.  The Additional Shares to be purchased by Corriente will be acquired for investment only for Corriente's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and Corriente has no present intention of selling, granting any participation in, or otherwise distributing the same.  Corriente does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to any person with respect to any of the Additional Shares. Nothing contained herein shall be deemed a representation or warranty by Corriente to hold the Additional Shares for any period of time.

4.3         Disclosure of Information.  Corriente acknowledges that it has received all the information that it has requested relating to the Company and the purchase of the Additional Shares. Corriente further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Additional Shares. Corriente recognizes that an investment in the Additional Shares involves a high degree of risk, including the risk of total loss of Corriente's investment. Corriente has knowledge and experience in the financial and business matters such that it is capable of evaluating the risks of the investment in the Additional Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in this Agreement or the right of Corriente to rely thereon.

4.4         Accredited Investor. Corriente is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to the transactions contemplated hereby.

4.5         Restricted Securities. Corriente understands that the Additional Shares that it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations the Additional Shares may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, Corriente represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.6         Disclosures to the Company.  Corriente understands that the Company is relying on the statements contained herein to establish an exemption from registration under federal and state securities laws.

4.7         Legends.  It is understood that the certificates evidencing the Additional Shares shall bear a legend, reading substantially as follows:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT OR UNLESS SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS OTHERWISE EXEMPT FROM REGISTRATION AND ANY APPLICABLE STATE SECURITIES LAWS EXCEPT PURSUANT TO RULE 144(k) OR PURSUANT TO AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS."

ARTICLE V

CONSENT AND WAIVER OF GE

GE hereby consents to the Company and Corriente entering into the terms of this Agreement and the consummation of the transactions contemplated hereunder.  GE hereby waives its rights to acquire any of the Additional Purchased Shares and Additional Warrants pursuant to Section 3.1 of the Original Series D Agreement and Section 3.1 of that certain Stock and Warrant Subscription Agreement, dated May 10, 2006, by and among the Company and the signatories thereto.

ARTICLE VI

SURVIVAL; INDEMNITY

6.1         Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company herein shall survive the execution of this Agreement, the delivery to Corriente of the Additional Purchased Shares and Additional Warrants being purchased and the payment therefor; provided, that the representations and warranties of the parties hereunder shall only survive for a period of one (1) year following the Closing Date.

6.2         Indemnity. The Company agrees to indemnify and hold Corriente, and its respective directors, managers, officers, shareholders, members, partners, affiliates, employees, attorneys and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person with respect to any breach (or alleged breach) of any representation, warranty or covenant of the Company contained in this Agreement or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement or the transactions contemplated by or referred to herein and any actions or failures to act with respect to any of the foregoing, except to the extent that any such indemnified liability is finally determined by a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct.  The Company shall reimburse Corriente for amounts provided for herein on demand as such expenses are incurred.  THE COMPANY SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY INDEMNIFIED PERSON OR TO ANY OTHER PARTY OR TO ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THEIR INVESTMENT IN THE SHARES UNDER THIS AGREEMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER.

ARTICLE VII

MISCELLANEOUS

7.1         Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (a) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (b) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given and received (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(A)           if to the Company, to:

Neurologix, Inc.
One Bridge Plaza
Fort Lee, NJ 07024
Attention: Marc Panoff
Fax: (201) 592-0366

(B)           if to Corriente, at the address on Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing, with a copy to: counsel set forth on Exhibit A hereto.

7.2         Changes.  This Agreement may not be modified, waived or amended except pursuant to an instrument in writing signed by the Company and Corriente; provided however that Corriente may waive by written consent any provision that is intended for its benefit

7.3         Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

7.4         Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7.5         Governing Law; Consent to Jurisdiction; Waiver of Jury Trial; Currency.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

7.6         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

7.7         Prior Agreements.  This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements (including without limitation oral agreements) concerning the purchase and sale of the Additional Shares.

7.8         Costs, Expenses and Taxes.  The Company agrees to pay  the reasonable out-of-pocket costs and expenses of Corriente incurred in connection with the transactions contemplated by this Agreement, including the reasonable fees and expenses of Haynes and Boone, LLP, as well as the reasonable fees and out~~-~~of-pocket expenses of legal counsel, independent public accountants, technical professionals and other outside experts retained by Corriente in connection with the amendment or enforcement of this Agreement.

7.9         Transfer of Rights.  All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Additional Shares), whether so expressed or not; provided, however, that rights conferred to Corriente may be transferred to a transferee of Additional Shares only if the Company has been given written notice thereof, such transfer complies with the requirements of applicable law and the NASD and the SEC and such transferee is (i) a partner or retired partner of any investor which is a partnership; (ii) a member or retired member of Corriente which is a limited liability company or (iii) any purchaser of Additional Shares from Corriente representing at least five percent (5%) of the Additional Purchased Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NEUROLOGIX, INC.

By:	/s/ John E. Mordock
Name: John E. Mordock
Title: President and Chief Executive Officer

By:	/s/ Marc L. Panoff
Name: Marc L. Panoff
Title: Chief Financial Officer, Treasurer and Secretary

CORRIENTE MASTER FUND, L.P.
By Corriente Capital Management, L.P
Its managing general partner
By Corriente Advisors, LLC
Its General Partner

By:	/s/ James Haddaway
Name: James Haddaway
Title: CFO

FOR PURPOSES OF ARTICLE V:
GENERAL ELECTRIC PENSION TRUST
By: GE Asset Management Incorporated,
        its Investment Manager

By:	/s/ Daniel L. Furman
Name: Daniel L. Furman
Title: Vice President